Exhibit 99.1

DeVry Comments on Strategic Growth Opportunities and Turnaround Plan at BMO Conference

Expects continued growth in Brazil and a positive enrollment comparison at Carrington as part of first quarter results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--September 13, 2012--Appearing at the BMO Capital Markets’ Back to School Conference, Daniel Hamburger, president and chief executive officer, of DeVry Inc. (NYSE:DV), a global provider of educational services, today commented on the significant growth opportunities he sees for DeVry in the coming years. Hamburger focused on DeVry’s progress in Brazil and reinforced the organization’s commitment to improving its performance improvement at DeVry University and Carrington Colleges Group.

Earlier this month, DeVry acquired Faculdade do Vale do Ipojuca (FAVIP). FAVIP is now a part of DeVry Brasil, which currently operates Faculdades Fanor located in Fortaleza; AREA1 and Ruy Barbosa, both located in the city of Salvador; and FBV located in the city of Recife. Together these four institutions currently educate about 27,000 students.

Hamburger highlighted Brazil’s strong and vibrant economy, its stable regulatory environment for education, and the country’s embrace of private sector education as three of the primary reasons for the market’s substantial growth. Brazil is the seventh largest economy in the world. The number of higher education students in the country has quintupled during the past two decades from 1.2 million students in 1992 to more than six million currently.

“The private sector accounts for more than 70 percent of all higher education students,” said Hamburger. “We have been very successful since we entered the market in 2009. By the end of fiscal 2013, we expect revenues at DeVry Brasil to reach $80 million to $90 million. Brazil will increasingly become a greater part of our diversification strategy as we continue to seek growth organically and through transactions. We have found that the DeVry brand resonates strongly with students and other institutions in Brazil. Our reputation has enabled us to acquire world-class institutions without an auction process.”

Hamburger then provided an update on DeVry’s cost reduction initiatives and on progress to regain enrollment growth at Carrington College and Carrington College California. In line with its stated goals, DeVry is on track to achieve its savings goals of at least $50 million in fiscal 2013. Carrington anticipates that in October it will report positive new student enrollment growth in the quarter versus the prior year period.

Hamburger added, “We will continue to execute on our performance improvement plan. Our priorities remain reducing costs and regaining enrollment growth at DeVry University and Carrington.”

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, and Ross University Schools of Medicine and Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare and technology. DeVry’s institutions serve students in secondary through postsecondary education and professionals in accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2012 and filed with the Securities and Exchange Commission on August 28, 2012.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates, (630) 353-3800
jbates@devry.com
or
Media Contact:
Larry Larsen, (312) 895-4717
llarsen@sardverb.com